                                                                    EXHIBIT 99.1


--------------------------------------------------------------------------------

(NABORS INDUSTRIES LOGO)                                            NEWS RELEASE

--------------------------------------------------------------------------------


   NABORS FIRST QUARTER NET INCOME INCREASES BY 49% TO $0.46 PER DILUTED SHARE

ST. MICHAEL, BARBADOS, APRIL 26, 2004, NABORS INDUSTRIES LTD. (AMEX: NBR) today reported its financial results for the first quarter of 2004. Adjusted income derived from operating activities(1) was $85.1 million compared to $56.0 million in the prior year comparable quarter and $65.8 million in the prior quarter ended December 31, 2003. Net income was $71.7 million or $0.46 per diluted share. This net income result compares to $48.1 million or $0.31 per diluted share in the same period of 2003 and $64.9 million or $0.42 per diluted share in the fourth quarter of 2003. Operating revenues and Earnings from unconsolidated affiliates for the quarter were $596.8 million compared to $455.7 million in the prior year comparable quarter and $524.6 million in the fourth quarter of 2003.

Commenting on these results, Gene Isenberg, Nabors' Chairman and Chief Executive Officer said, "Virtually all areas of our business showed solid improvement in the first quarter with numerous developments providing a solid base for the rest of the year and beyond. I am particularly pleased with the sizeable improvement in earnings and especially adjusted income derived from operating activities.

"Compared to the immediately preceding quarter ending December 31, 2003, Canada's seasonally strong first quarter had the greatest impact on our performance, substantially surpassing its previous high quarter. Although Canada's contribution in the second quarter will be seasonally reduced the full year is all but certain to set a new record. Our U.S. Offshore and International businesses have tangible bases for improving results over the balance of the year as a number of incremental projects commence and current strong bid flow translates into contracts. In our U.S. Offshore unit, we commissioned the first of three new MODS class rigs for deepwater SPAR and TLP platforms in January, with the other two commencing late in the second quarter. Our barge drilling Rig 300, recently upgraded to a drilling capacity of 35,000 feet, commenced its first deep-shelf well in very shallow water at the end of the quarter. These new deployments combined with a strong market for our 1,000-horsepower and larger platform rigs and higher levels of utilization and pricing on our smaller platform and jack-up workover rigs, point to a strong year. Internationally, favorable results in Ecuador, Trinidad and Yemen were offset by lower activity in Colombia and later than anticipated startups in Algeria. In addition to the forward contribution of the Algerian rigs, the number of near-term prospects for additional rig activity keeps our full-year expectations on track, although slightly more back-end loaded.


--------------

(1) Adjusted income derived from operating activities is computed by subtracting: direct costs, general and administrative expenses, depreciation and amortization, and depletion expense from Operating revenues and then adding Earnings from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under accounting principles generally accepted in the United States of America (GAAP). However, management evaluates the performance of our business units and the consolidated company based on several criteria, including adjusted income derived from operating activities, because it believes that this financial measure is an accurate reflection of the ongoing profitability of our company. A reconciliation of this non-GAAP measure to income before taxes, which is a GAAP measure, is provided within the table set forth immediately following the heading "Segment Reporting".

"Margins for both our U.S. Lower 48 Land Drilling and U.S. Well Servicing businesses were affected by the usual first quarter spike in costs that results from early year payroll taxes. In Well Servicing, results were also impacted by an unusually high number of lost work days due to inclement weather, although this business improved substantially in March with a run rate that reinforces our expectation of significant year-over-year growth. Our U.S. Lower 48 Land Drilling business also incurred the expected extra expense related to relocating a large number of underutilized rigs for contracts in more active markets, primarily the Rocky Mountain Region. This brings to 23 the total number of rigs we have added to the Rockies in the last twelve months, and we expect the number of rigs operating in this region to reach 60 by June 1, 2004 as seasonal operating limitations expire. Our rig activity in the U.S. Lower 48 improved throughout the quarter, with further increases anticipated in the near-term. We also began to see the start of meaningful price improvement, reflecting the benefits of a tightening market with subsequent quarters showing an increasingly significant improvement in margins. We are optimistic that the Baker Hughes U.S. Land rig count will surpass the peak levels of 2001 during the second half of this year, with Nabors continuing to garner a disproportionately large share of this incremental work. Only in Alaska do we expect lower results this year, the results of the completion of three significant long-term contracts late last year and a dramatic drop in reinvestment by the major operators. Income from our previously announced oil and gas investment further added to the improved quarter.

"In April we further improved our capital structure and its attendant cost with the redemption upon maturity of $295 million in Senior Notes carrying a 6.8% coupon thereby reducing our annualized interest expense by over $20 million.

"Our outlook for the full year and beyond remains quite bullish. The totality of developments in our first quarter supports our conviction in the strong outlook for our business over the longer-term."

The Nabors companies own and operate almost 600 land drilling and approximately 950 land workover and well-servicing rigs worldwide. Offshore, Nabors operates 45 platform, 16 jack-up, and three barge rigs in the domestic and international markets. Nabors markets 31 marine transportation and support vessels, primarily in the U.S. Gulf of Mexico. In addition, Nabors manufactures top drives and drilling instrumentation systems and provides comprehensive oilfield hauling, engineering, civil construction, logistics and facilities maintenance, and project management services. Nabors participates in most of the significant oil, gas and geothermal markets in the world.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements.


--------------------------------------------------------------------------------

For further information, please contact Dennis A. Smith, Director of Corporate Development of Nabors Corporate Services, Inc. at (281) 775-8038. To request Investor Materials, call our corporate headquarters in St. Michael, Barbados at
(246) 421-9471 or via email at dan.mclachlin@nabors.com. Nabors will conduct a conference call to discuss the quarter's results and the near-term outlook, tomorrow at 10:00 a.m. Eastern Daylight Time. The call can be accessed on our website at WWW.NABORS.COM, or through First Call at WWW.FIRSTCALLEVENTS.COM.

                     NABORS INDUSTRIES LTD. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

                                                                                 THREE MONTHS ENDED
                                                                  --------------------------------------------------
                                                                            MARCH 31,                   DECEMBER 31,
                                                                  ----------------------------          ------------
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                            2004               2003                2003
                                                                  ---------          ---------           ---------
Revenues and other income:
   Operating revenues                                             $ 592,981          $ 449,837           $ 524,120
   Earnings from unconsolidated affiliates                            3,822              5,903                 436
   Interest income                                                    6,505              7,693               6,619
   Other income, net                                                  4,419                 24               2,582
                                                                  ---------          ---------           ---------
     Total revenues and other income                                607,727            463,457             533,757
                                                                  ---------          ---------           ---------

Costs and other deductions:
   Direct costs                                                     390,040            304,560             350,306
   General and administrative expenses                               45,599             41,245              42,468
   Depreciation and amortization                                     60,488             53,578              59,674
   Depletion                                                         15,610                348               6,345
   Interest expense                                                  15,859             20,070              16,035
                                                                  ---------          ---------           ---------
     Total costs and other deductions                               527,596            419,801             474,828
                                                                  ---------          ---------           ---------

Income before income taxes                                           80,131             43,656              58,929
                                                                  ---------          ---------           ---------

Income tax expense (benefit):
  Current                                                             4,205              4,060                 564
  Deferred                                                            4,209             (8,461)             (6,506)
                                                                  ---------          ---------           ---------
     Total income tax expense (benefit)                               8,414             (4,401)             (5,942)
                                                                  ---------          ---------           ---------

Net income                                                        $  71,717          $  48,057           $  64,871
                                                                  =========          =========           =========

Earnings per share (1):
  Basic                                                           $     .48          $     .33           $     .44
  Diluted                                                         $     .46          $     .31           $     .42

Weighted average number of common shares outstanding (1):
  Basic                                                             147,984            145,708             146,984
                                                                  ---------          ---------           ---------
  Diluted                                                           163,110            160,404             161,851
                                                                  ---------          ---------           ---------


Adjusted income derived from operating activities (2)             $  85,066          $  56,009           $  65,763
                                                                  =========          =========           =========

(1) See "Computation of Per Share Earnings" included herein as a separate schedule.

(2) Adjusted income derived from operating activities is computed by: subtracting direct costs, general and administrative expenses, depreciation and amortization, and depletion expense from Operating revenues and then adding Earnings from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under accounting principles generally accepted in the United States of America (GAAP). However, management evaluates the performance of our business units and the consolidated company based on several criteria, including adjusted income derived from operating activities, because it believes that this financial measure is an accurate reflection of the ongoing profitability of our company. A reconciliation of this non-GAAP measure to income before income taxes, which is a GAAP measure, is provided within the table set forth immediately following the heading "Segment Reporting".

                     NABORS INDUSTRIES LTD. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


                                                                            MARCH 31,     DECEMBER 31,
(IN THOUSANDS, EXCEPT RATIOS)                                                  2004           2003
                                                                           ----------     ------------
ASSETS
Current assets:
Cash and marketable securities                                             $  906,860     $  919,673
Accounts receivable, net                                                      470,763        410,487
Other current assets                                                          206,530        185,487
                                                                           ----------     ----------
     Total current assets                                                   1,584,153      1,515,647
Marketable securities                                                         634,464        612,417
Property, plant and equipment, net                                          3,021,539      2,990,792
Other long-term assets                                                        498,400        483,836
                                                                           ----------     ----------
     Total assets                                                          $5,738,556     $5,602,692
                                                                           ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt                                          $  300,988     $  299,385
Other current liabilities                                                     314,171        298,988
                                                                           ----------     ----------
     Total current liabilities                                                615,159        598,373
Long-term debt                                                              1,997,456      1,985,553
Other long-term liabilities                                                   515,589        528,491
                                                                           ----------     ----------
     Total liabilities                                                      3,128,204      3,112,417
Shareholders' equity                                                        2,610,352      2,490,275
                                                                           ----------     ----------
     Total liabilities and shareholders' equity                            $5,738,556     $5,602,692
                                                                           ==========     ==========

Total cash and marketable securities                                       $1,541,324     $1,532,090

Working capital                                                            $  968,994     $  917,274

Funded debt to capital ratio:
    - Gross                                                                  0.47 : 1       0.48 : 1
    - Net of cash and marketable securities                                  0.22 : 1       0.23 : 1
Interest coverage ratio:                                                      8.0 : 1        6.8 : 1

                     NABORS INDUSTRIES LTD. AND SUBSIDIARIES

                                SEGMENT REPORTING
                                   (UNAUDITED)

The following table sets forth certain information with respect to our reportable segments and rig activity:

                                                                                                  THREE MONTHS ENDED
                                                                                    -----------------------------------------------
                                                                                              MARCH 31,                DECEMBER 31,
                                                                                    ----------------------------       ------------
(IN THOUSANDS, EXCEPT RIG ACTIVITY)                                                   2004               2003              2003
                                                                                    ---------          ---------       ------------
Reportable segments:
Operating revenues and Earnings from
  unconsolidated affiliates:
    Contract Drilling: (1)
      U.S. Lower 48 Land Drilling                                                   $ 153,368          $  90,089        $ 139,986
      U.S. Land Well-servicing                                                         79,479             76,660           75,342
      U.S. Offshore                                                                    31,321             21,714           29,244
      Alaska                                                                           29,337             35,968           25,491
      Canada                                                                          138,766            100,788          100,190
      International                                                                   102,987             87,191          106,866
                                                                                    ---------          ---------        ---------
        Subtotal Contract Drilling (2)                                                535,258            412,410          477,119

    Oil and Gas (3)                                                                    21,126              1,599            9,467
    Other Operating Segments (4) (5)                                                   55,938             55,189           51,264
    Other reconciling items (6)                                                       (15,519)           (13,458)         (13,294)
                                                                                    ---------          ---------        ---------
      Total                                                                         $ 596,803          $ 455,740        $ 524,556
                                                                                    =========          =========        =========

Adjusted income (loss) derived from operating activities: (7)
 Contract Drilling:
   U.S. Lower 48 Land Drilling                                                      $   8,568          $  (3,937)       $   8,664
   U.S. Land Well-servicing                                                             9,733              9,645           11,205
   U.S. Offshore                                                                        4,817             (3,970)           4,431
   Alaska                                                                               7,210             15,327            6,575
   Canada                                                                              43,272             26,020           24,536
   International                                                                       18,591             16,736           19,156
                                                                                    ---------          ---------        ---------
    Subtotal Contract Drilling                                                         92,191             59,821           74,567

 Oil and Gas                                                                            4,506              1,019              974
 Other Operating Segments                                                                (431)             5,637           (1,131)
 Other reconciling items (8)                                                          (11,200)           (10,468)          (8,647)
                                                                                    ---------          ---------        ---------
      Total adjusted income derived from operating activities                          85,066             56,009           65,763

Interest expense                                                                      (15,859)           (20,070)         (16,035)
Interest income                                                                         6,505              7,693            6,619
Other income, net                                                                       4,419                 24            2,582
                                                                                    ---------          ---------        ---------
Income before income taxes                                                          $  80,131          $  43,656        $  58,929
                                                                                    =========          =========        =========


Rig activity:
Rig years: (9)
   U.S. Lower 48 Land Drilling                                                          175.2              108.9            168.3
   U.S. Offshore                                                                         13.8               13.4             14.1
   Alaska                                                                                 7.8                8.7              7.3
   Canada                                                                                63.2               58.8             47.1
   International (10)                                                                    65.0               57.1             64.0
                                                                                    ---------          ---------        ---------
      Total rig years                                                                   325.0              246.9            300.8
                                                                                    =========          =========        =========
Rig hours: (11)
   U.S. Land Well-servicing                                                           275,148            273,513          257,578
   Canada Well-servicing                                                              117,596             92,702           92,079
                                                                                    ---------          ---------        ---------
      Total rig hours                                                                 392,744            366,215          349,657
                                                                                    =========          =========        =========

(1) These segments include our drilling, workover and well-servicing operations, on land and offshore.

(2) Includes Earnings from unconsolidated affiliates, accounted for by the equity method, of $1.2 million, $.9 million and $.03 million for the three months ended March 31, 2004 and 2003, and December 31, 2003, respectively.

(3) Represents our oil and gas exploration, development and production operations.

(4) Includes our marine transportation and supply services, drilling technology and top drive manufacturing, directional drilling, rig instrumentation and software, and construction and logistics operations.

(5) Includes Earnings from unconsolidated affiliates, accounted for by the equity method, of $2.6 million, $5.0 million and $.41 million for the three months ended March 31, 2004 and 2003, and December 31, 2003, respectively.

(6)      Represents the elimination of inter-segment transactions.

(7) Adjusted income (loss) derived from operating activities is computed by: subtracting direct costs, general and administrative expenses, and depreciation and amortization, and depletion expense from Operating revenues and then adding Earnings from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under GAAP. However, management evaluates the performance of our business units and the consolidated company based on several criteria, including adjusted income (loss) derived from operating activities, because it believes that this financial measure is an accurate reflection of the ongoing profitability of our company. A reconciliation of this non-GAAP measure to income before income taxes, which is a GAAP measure, is provided within the table set forth immediately following the heading "Segment Reporting".

(8) Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(9) Excludes well-servicing rigs, which are measured in rig hours. Rig years represents a measure of the number of equivalent rigs operating during a given period. For example, one rig operating 182.5 days during a 365-day period represents 0.5 rig years.

(10) International rig years include our equivalent percentage ownership of rigs owned by unconsolidated affiliates which totaled 4.0 years, 3.0 years and 3.5 years during the three months ended March 31, 2004 and 2003, and December 31, 2003, respectively.

(11) Rig hours represents the number of hours that our well-servicing rig fleet operated during the quarter.

                     NABORS INDUSTRIES LTD. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:


                                                                                       THREE MONTHS ENDED
                                                                          ------------------------------------------------
                                                                                    MARCH 31,                 DECEMBER 31,
                                                                          ---------------------------         ------------

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                                    2004               2003               2003
                                                                          --------           --------           --------
Net income (numerator):
   Net income - basic                                                     $ 71,717           $ 48,057           $ 64,871
   Add interest expense on assumed conversion of our
      zero coupon convertible/exchangeable senior
      debentures/notes, net of tax:
        $825 million due 2020 (1)                                               --              1,920                 --
        $1.381 billion due 2021 (2)                                          3,081                 --              3,062
        $700 million due 2023 (3)                                               --                 --                 --
                                                                          --------           --------           --------
   Adjusted net income - diluted                                          $ 74,798           $ 49,977           $ 67,933
                                                                          --------           --------           --------

   Earnings per share:
     Basic                                                                $    .48           $    .33           $    .44
     Diluted                                                              $    .46           $    .31           $    .42

Shares (denominator):
   Weighted average number of shares outstanding - basic (4)               147,984            145,708            146,984
   Net effect of dilutive stock options and warrants based
      on the treasury stock method                                           6,635              6,589              6,376
   Assumed conversion of our zero coupon
      convertible/exchangeable senior debentures/notes:
        $825 million due 2020 (1)                                               --              8,107                 --
        $1.381 billion due 2021 (2)                                          8,491                 --              8,491
        $700 million due 2023 (3)                                               --                 --                 --
                                                                          --------           --------           --------
   Weighted average number of shares outstanding - diluted                 163,110            160,404            161,851
                                                                          --------           --------           --------


(1) Diluted earnings per share for the three months ended March 31, 2003 reflects the assumed conversion of our $825 million zero coupon convertible senior debentures, as the conversion in the quarter would have been dilutive. We redeemed for cash the remaining outstanding principal amount of our $825 million zero coupon convertible senior debentures on June 20, 2003 and therefore these debentures did not impact the calculation of diluted earnings per share for the three months ended March 31, 2004 and December 31, 2003.

(2) Diluted earnings per share for the three months ended March 31, 2004 and December 31, 2003 reflects the assumed conversion of our $1.381 billion zero coupon convertible senior debentures, as the conversion in that quarter would have been dilutive. For the three months ended March 31, 2003 the weighted average number of shares outstanding-diluted excluded
      8.5 million potentially dilutive shares issuable upon the conversion of our $1.381 billion zero coupon convertible senior debentures because the inclusion of such shares would have been anti-dilutive, given the level of net income for that quarter. Net income for the three months ended March 31, 2003 excluded the related add-back of interest expense, net of tax, of $3.0 million for these debentures. These shares would have been dilutive and therefore included in the calculation of the weighted average number of shares outstanding-diluted had diluted earnings per share been at or above $.35 for the three months ended March 31, 2003.

(3) Diluted earnings per share for the three months ended March 31, 2004 and December 31, 2003 excludes approximately 10.0 million potentially dilutive shares initially issuable upon the exchange of our $700 million zero coupon exchangeable senior notes due 2023. Such shares are contingently exchangeable under certain circumstances and would only be included in the calculation of the weighted average number of shares outstanding-diluted if any of those criteria were met. Such criteria were not met during the three months ended March 31, 2004 and December 31, 2003. Based on the initial exchange price per share, these shares would be exchangeable if the closing sale price per share of Nabors' common shares for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter is greater than or equal to $84.12 for all calendar quarters ending on or before June 30, 2008, and $77.11 for all calendar quarters thereafter. These notes were issued in June 2003 and therefore did not impact the calculation of diluted earnings per share for the three months ended March 31, 2003.

(4) Includes the following weighted average number of common shares of Nabors and weighted average number of exchangeable shares of Nabors Exchangeco, respectively: 147.6 million and .4 million shares for the three months ended March 31, 2004; 145.1 million and .6 million shares for the three months ended March 31, 2003; 146.6 million and .4 million shares for the three months ended December 31, 2003. The exchangeable shares of Nabors Exchangeco are exchangeable for Nabors common shares on a one-for-one basis, and have essentially identical rights as Nabors Industries Ltd. common shares, including but not limited to voting rights and the right to receive dividends, if any.